Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
iPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
Least Cost Routing, Inc.	(Florida)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
Magma Communications, Inc.	(Canada)
Globility Communications Corporation (2006)	(Canada)
MIPPS Inc.	(Canada)
Primus Network Pty., Ltd.	(Australia)
Primus Telecommunications Pty, Ltd	(Australia)
Primus Telecommunications (Australia) Pty, Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Hotkey Internet Service Pty Ltd	(Australia)
Primus Data Pty, Ltd.	(Australia)
Primus Online Pty, Ltd.	(Australia)
Telegroup UK Ltd.	(United Kingdom)
Discount Calls Limited	(United Kingdom)
Primus Telecommunications Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Primus Telecom KK	(Japan)
Global Access Pty Ltd.	(South Africa)
P1do Brasil Ltda	(Brazil)
Matrix Internet, S.A.	(Brazil)
Communicacoes do Brasil Ltda	(Brazil)
Primus Telecomm. Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications S.A.	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Telegroup Network Services SA	(Switzerland)
Primus Telecommunications S.A.	(Spain)
Primus Telecommunications Iberica SA	(Spain)
Primus Telecommunications Belgium NV	(Belgium)
PTI Telecom GmbH	(Austria)
Primus Telecom A/S	(Denmark)
Telegroup Network Service APS	(Denmark)
CS Communications GmbH	(Germany)

CS Network GmbH	(Germany)
LCR Telecom (Kenya) Limited	(Kenya)
Telegroup Sweden AB	(Sweden)
Lingo Network Services, Inc.	(Delaware)
Lingo, Inc.	(Delaware)
European Mobile Products and Solutions Limited	(Ireland)
Primus Mobiles Limited	(United Kingdom)

Non-Operating Subsidiaries

Primus Telecommunications of Virginia, Inc.	(Virginia)
Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS.com, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
TresCom International Inc.	(Delaware)
TresCom U.S.A. Inc.	(Florida)
US Matrix Telecommunications, Inc.	(Florida)
Global Telephone Holdings Inc.	(US Virgin Islands)
Interisland Telephone Corporation	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
Primus Telecommunications Europe (Holdings) Ltd.	(United Kingdom)
LCR Telecom Group Ltd.	(United Kingdom)
LCR Telecom Offshore (Holdings) Limited	(United Kingdom)
LCR Telecom Ltd.	(United Kingdom)
Virtual Technology Telecom Ltd.	(United Kingdom)
Binoche Holdings Pte	(Madeira)
Primus Telecommunications GmbH	(Germany)
3082833 Nova Scotia Company	(Canada)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Primus Telecom AG	(Switzerland)
Primus Telecom Mauritius Holding	(Mauritius)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Telecom Ventures Pty., Ltd.	(Australia)
Primus Telecom Pty, Ltd	(Australia)
DSL.com Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty, Ltd.	(Australia)
Kooee Telecom	(Australia)

Global Sales Pty, Ltd.	(Australia)
BAOL Pty Ltd.	(Australia)
AOL/7 Online Services Pty Ltd.	(Australia)